UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 31, 2025

ZOOMCAR HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40964	99-0431609
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Anjaneya Techno Park, No.147, 1st Floor Kodihalli, Bangalore, India	560008
(Address of principal executive offices)	(Zip Code)

+918048821871

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ZCAR	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of Common Stock at a price of $571, subject to adjustment	ZCARW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

First Closing of Offering

On December 26, 2024, Zoomcar Holdings, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Prior Form 8-K”) reporting the Company’s having entered into a Securities Purchase Agreement (the “December SPA”) with certain accredited investors relating to a private placement offering in which the Company is offering certain of the Company’s securities for minimum gross proceeds of $4 million and up to a maximum of $30 million, pursuant to a Confidential Private Placement Memorandum, dated December 3, 2024, as such may be amended from time to time (the “Offering”). On December 25, 2024, the Company held the first closing of the Offering in which it raised gross proceeds of $5.48 Million (the “First Closing”). For more information on the Offering and the First Closing please refer to the Prior Form 8-K.

Securities Purchase Agreement, Registration Rights and Second Closing

On January 31, 2024, the Company entered into a securities purchase agreement, substantially the same as the December SPA (the “Securities Purchase Agreement”) with certain additional accredited investors (the “Investors”), in connection with the second closing of the Offering (the “Second Closing”). Pursuant to the terms and conditions of the Securities Purchase Agreement, the Company agreed to sell to such Investors an aggregate of (i) 1,049,796 shares of common stock (the “Shares’) of the Company, par value $0.0001 per share (the “Common Stock”) and (ii) pre-funded warrants issued to certain of the Investors, at their option, exercisable for an aggregate of up to 872,000 shares of Common Stock, to the extent that the issuance of shares of Common Stock would cause such Investors to beneficially own more than 4.99% or 9.99% of the shares of Common Stock outstanding (the “Pre-Funded Warrants”). Also issuable along with the Shares and/or the Pre-Funded Warrants are (i) Series A Warrants to initially purchase up to an aggregate of 4,804,491 shares of Common Stock, subject to certain adjustments (the “Series A Warrants”) and (ii) Series B Warrants to purchase initially no shares of Common Stock and then up to such number of shares of Common Stock, as determined on the Reset Date (as described below), subject to certain adjustments (the “Series B Warrants” and collectively with the Shares, the Pre-Funded Warrants and the Series A Warrants, the “Securities”). The Securities were offered at a price of $1.56 for an aggregate investment of $2,998,000; provided, however, that the Company did not receive any cash proceeds with respect to Securities with a subscription price of $1,560,000 of such amount, as those Securities were issued in consideration for the settlement of litigation with a claimant. The Series A Warrants are exercisable for a period of five years from the date that they are initially exercisable, at an initial exercise price of $1.95 per share. The exercise price and the number of shares available for exercise pursuant to the Series A Warrants are subject to adjustment, as provided below. The Series B Warrants are exercisable until they are exercised, at an exercise price of $0.0001. The Second Closing occurred on February 4, 2025 (the “Second Closing Date”). On the Second Closing Date, the Company issued to the Investors 1,049,796 shares of Common Stock and Pre-Funded Warrants to purchase 872,000 shares of Common Stock. Purchasers of Pre-Funded Warrants paid $1.56 less $0.0001 for each Pre-Funded Warrant purchased. The Company raised gross proceeds of approximately $1,44 million and after the deduction of fees and expenses payable to the Placement Agent (defined hereafter) and other offering expenses, including legal fees payable to the Company’s and Placement Agent’s counsel, the net proceeds to the Company was approximately $1.25 million.

All other terms and conditions of the Securities Purchase Agreement are the same as those in the December SPA and the description of the Securities issued at the Second Closing is the same as the securities issued by the Company at the First Closing, provided that all shares of Common Stock and all shares of Common Stock issuable upon the exercise of any of the Securities issued at the Second Closing will be registered for resale in the same resale registration statement that the Company is filing to register shares of Common Stock issued or issuable with respect to the First Closing. For more information please refer to the Prior Form 8-K.

Placement Agent

In connection with the Offering, the Company retained Aegis Capital Corp., pursuant to a Placement Agent Agreement (the “PAA”) to act as the placement agent (the “Placement Agent”). For acting as the placement agent, the Company agreed to pay the Placement Agent, subject to certain exceptions: (i) a cash fee equal to 10% of the aggregate gross proceeds raised by the Placement Agent in the Offering (5% with respect to certain Investors who are deemed “insiders,”) (ii) a non-accountable expense allowance of up to 3% of the aggregate gross proceeds raised by the Placement Agent in the Offering (1.5% with respect to “insiders”), (iii) a five-year placement agent warrant to purchase 351,593 shares at an initial exercise price of $1.95 per share, subject to adjustment and (iv) Series A Placement Agent Warrants and Series B Placement Agent Warrants similar to the Series A Warrants and Series B Warrants issued to investors to purchase 10% of the number of shares Common Stock issuable to the Investors pursuant to exercise of the Series A Warrants and the Series B Warrants. The Company also agreed to pay a warrant solicitation fee of 5% of the proceeds received from the cash exercise of any Series A Warrants.

Also under the terms of the PAA, the Company has agreed for a period of 18 months after the First Closing, unless it obtains the consent of the Placement Agent, subject to certain exceptions, not to sell any equity securities or securities convertible in equity securities or file any registration statements relating thereto. The Company has also agreed, unless it obtains the consent of the Placement Agent, not to conduct any variable rate transactions until the later of (a) 18 months after the Closing Date and (b) the three month anniversary of the Release Date. The Company has also granted the Placement Agent a right of first refusal for a period of two years after the Closing Date, to act as sole book-runner, sole manager, sole placement agent or sole agent with respect to any future financings. The Company has also agreed for a period of 18 months after the Closing Date to pay the Placement Agent tail fees similar to the fees provided for under the PAA, with respect to any investors that were introduced to the Company by the Placement Agent.

Private Placement Offering

None of the securities sold in the Offering, including those issued at the Second Closing, have been registered under the Securities Act of 1933, as amended (the “Securities Act”), and were offered and sold pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act and Section 506(b) of Regulation D promulgated under the Securities Act.

The foregoing description of the Offering and the Second Closing does not purport to be complete and is qualified in its entirety by reference to the Securities Purchase Agreement, the Pre-Funded Warrants, the Series A Warrants, the Series B Warrants, the Registration Rights Agreement, the Placement Agent Agreement and the Placement Agent Warrant, copies of which are filed as Exhibits 10.1, 4.1, 4.2, 4.3, 10.2, 10.3 and 4.4, respectively to this Current Report on Form 8-K.

Settlement Agreement

On February 4, 2025, the Company and Zoomcar, Inc. entered into a settlement agreement (the “Settlement Agreement”) with Randall Yanker, pursuant to which the parties agreed to settle claims arising out of a certain consulting agreement, dated May 1, 2020, which claims had been brought by Mr. Yanker in the Southern District of New York. Pursuant to the Settlement Agreement, the Company agreed to issue to Mr. Yanker and/or his designees an aggregate of (i) 1,000,000 Shares and/or Pre-Funded Warrants, (ii) Series A Warrants to initially purchase up to an aggregate of 2,500,000 shares of Common Stock, subject to certain adjustments, and (iii) Series B Warrants, in connection with and as part of the Second Closing.

The foregoing description of the Settlement Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Settlement Agreement, a copy of which is filed as Exhibit 10.4 hereto and is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above is incorporated herein by reference into this Item 3.02.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Hiroshi Nishijima

On February 1, 2025, the board of directors (the “Board”) of the Company approved a change in the designation of Hiroshi Nishijima from Active Chief Executive Officer to Chief Executive Officer, effective immediately.

Sachin Gupta

On February 1, 2025, the Board also approved an increase in the salary of its Chief Financial Officer, Sachin Gupta, to $189,000 per annum.

 Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Description
4.1	Pre-Funded Warrant
4.2	Series A Warrant
4.3	Series B Warrant
4.4	Placement Agent Warrant
10.1*	Securities Purchase Agreement
10.2*	Registration Rights Agreement
10.3	Placement Agent Agreement (Incorporated by reference to Exhibit 4.4 to the Company’s Current Report on Form 8-K as filed on December 26, 2024)
10.4	Settlement Agreement, dated as of February 4, 2025, by and among Zoomcar Holdings, Inc., Zoomcar, Inc. and Randall Yanker.
104	Cover Page Interactive Data File (formatted as inline XBRL)

*	The exhibits and schedules to this Exhibit have been omitted in accordance with Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally to the SEC a copy of all omitted exhibits and schedules upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 6, 2025	Zoomcar Holdings, Inc.

	By:	/s/ Hiroshi Nishijima
	Name:	Hiroshi Nishijima
	Title:	Chief Executive Officer

4